GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                          NUMBER ON SUBSTITUTE FORM W-9

GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE PAYER.-- Social Security numbers have nine digits separated by two hyphens: i.e. 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e. 00-0000000. The table below will help determine the number to give the payer.

                                                  GIVE THE
                                               SOCIAL SECURITY
     FOR THIS TYPE OF ACCOUNT:                  NUMBER OF --
------------------------------------ ----------------------------------
1.    An individual's account        The individual

2.    Two or more individuals        The actual owner of the
      (joint account)                account or, if combined
                                     funds, any one of the
                                     individuals (1)

3.    Husband and wife (joint        The actual owner of the
      account)                       account or, if joint funds,
                                     either person (1)

4.    Custodian account of a         The minor (2)
      minor (Uniform Gift to
      Minors Act)

5.    Adult and minor (joint         The adult or, if the minor
      account)                       is the only contributor, the
                                     minor (1)

6.    Account in the name of         The ward,  minor,  or
      guardian or committee for      incompetent person (3)
      a designated ward, minor,
      or incompetent person

7.    a. A revocable savings trust   The  grantor-trustee(1)
         account (in which grantor
         is also trustee)
      b. Any "trust"  account that   The actual owner (1)
         is not a legal or valid
         trust under State Law

                                                  GIVE THE
                                                  EMPLOYER
                                               IDENTIFICATION
     FOR THIS TYPE OF ACCOUNT:                  NUMBER OF --
------------------------------------ ----------------------------------
8.    Sole proprietorship account    The owner (4)

9.    A valid trust, estate, or      The legal entity (Do not
      pension                        furnish the identifying
                                     number of the personal
                                     representative or trustee
                                     unless the legal entity itself is
                                     not designated in the account
                                     title.) (5)

10.   Corporate account              The corporation

11.   Religious, charitable, or      The organization
      educational organization
      account

12.   Partnership account held in    The partnership
      the name of the business

13.   Association, club, or other    The organization
      tax-exempt organization

14.   A broker or registered         The broker or nominee
      nominee

15.   Account with the               The public entity
      Department of Agriculture
      in the name of a public
      entity (such as a State or
      local government, school
      district, or prison) that
      receives agricultural
      program payments

(1) List first and circle the name of the person whose  number you furnish.
(2) Circle the minor's name and furnish the minor's social security number.
(3) Circle the ward's, minor's or incompetent person's name and furnish such person's social security number.
(4) Show the name of the owner.
(5) List first and circle the name of the legal trust, estate, or pension trust.

NOTE: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                          NUMBER ON SUBSTITUTE FORM W-9


                                     PAGE 2


OBTAINING A NUMBER


If you do not have a taxpayer identification number or you do not know your number, obtain Form SS-5, Application for a Social Security Number Card (for resident individuals), Form SS-4, Application for Employer Identification Number (for businesses and all other entities), or Form W-7 for International Taxpayer Identification Number (for alien individuals required to file U.S. tax returns), at an office of the Social Security Administration or the Internal Revenue Service.


To complete the Substitute Form W-9, if you do not have a taxpayer identification number, write "Applied For" in the space for the taxpayer identification number in Part 1, sign and date the Form, and give it to the requester. Generally, you will then have 60 days to obtain a taxpayer identification number and furnish it to the requester. If the requester does not receive your taxpayer identification number within 60 days, backup withholding, if applicable, will begin and will continue until you furnish your taxpayer identification number to the requester.


PAYEES AND PAYMENTS EXEMPT FROM BACKUP WITHHOLDING


Set forth below is a list of payees that are exempt from backup withholding with respect to all or certain types of payments. For interest and dividends, all listed payees are exempt except the payee in item (9). For broker transactions, all payees listed in items (1) through (13) and any person registered under the Investment Advisors Act of 1940 who regularly acts as a broker is exempt. For payments subject to reporting under Sections 6041 and 6041A, the payees listed in items (1) through (7) are generally exempt. For barter exchange transactions and patronage dividends, the payees listed in items (1) through (5) are exempt.


o A corporation.
o An   organization  exempt  from  tax under  Section  501(a),  or an individual retirement plan, or a custodial account under Section 403(b)(7).
o The United States or any agency or instrumentality thereof.
o A State, the District of Columbia, a possession of the United States, or any subdivision or instrumentality thereof.
o A foreign government, or a political subdivision, agency or instrumentality thereof.
o An international organization or any agency or instrumentality thereof.
o A foreign central bank of issue.
o A registered dealer in securities or commodities registered in the U.S. or a possession of the U.S.
o A futures commission merchant registered with the Commodity Futures Trading Commission.
o A real estate investment trust.
o An entity registered at all times under the Investment  Company Act of 1940.
o A common trust fund operated by a bank under Section 584(a).
o A financial institution.
o A middleman known in the investment community as a nominee or listed in the most recent publication of the American Society of Corporate Secretaries, Inc. Nominee List.
o An exempt  charitable  remainder  trust,  or  a  nonexempt  trust described in
  Section 4947(a)(1).


Payments of dividends and patronage dividends not generally subject to backup withholding include the following:


o Payments to nonresident aliens subject to withholding under Section 1441.

o Payments to partnerships not engaged in a trade or business in the U.S. and which have at least one nonresident partner.
o Payments of patronage dividends where the amount received is not paid in money.
o Payments made by certain foreign organizations.
o Payments made to a nominee.


Payments of interest not generally subject to backup withholding include the following:


o Payments of interest on obligations issued by individuals.


Note: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business and you have not provided your correct taxpayer identification number to the payer.
o Payments of tax-exempt interest (including exempt-interest dividends under Section 852).
o Payments described in Section 6049(b)(5) to non-resident aliens. o Payments on tax-free covenant bonds under Section 1451.
o Payments made by certain  foreign organizations.
o Payments made to a nominee.


Exempt payees described above should file a Substitute Form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYER, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE "EXEMPT" ON THE FACE OF THE FORM, AND RETURN IT TO THE PAYER.


Certain payments other than interest, dividends, and patronage dividends, that are not subject to information reporting are also not subject to backup withholding. For details, see Sections 6041, 6041A(a), 6042, 6044, 6045, 6049, 6050A and 6050N and the regulations promulgated thereunder.


PRIVACY ACT NOTICE. -- Section 6109 requires most recipients of dividend, interest, or other payments to give taxpayer identification numbers to payers who must report the payments to the IRS. The IRS uses the numbers for identification purposes. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold 31% of taxable interest, dividend, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

PENALTIES


(1) PENALTY FOR FAILURE TO FURNISH TAXPAYER IDENTIFICATION NUMBER. -- If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.
(2) FAILURE TO REPORT CERTAIN DIVIDEND AND INTEREST PAYMENTS. -- If you fail to include any portion of an includible payment for interest, dividends, or patronage dividends in gross income, such failure will be treated as being due to negligence and will be subject to a penalty of 5% on any portion of an under-payment attributable to that failure unless there is clear and convincing evidence to the contrary.
(3) CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING. -- If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.
(4) CRIMINAL PENALTY FOR FALSIFYING INFORMATION. -- Falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.


FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE